Sub-Transfer Agent Agreement

Evergreen Select Money Market Trust, on behalf of its series the SNAP Fund (the "Fund") and the Evergreen Service Company, ("Company") hereby agree to an arrangement whereby Company will perform sub-transfer agency services for various municipality accounts established under the SNAP Program (the "Accounts") subject to the following provisions:

1.       Investment in Shares of Fund

         Company will provide investment program recordkeeping for the Accounts. Company will provide for the allocation of net amounts received for investment in the shares of the Fund.

2.       Availability of Shares

         Company will comply with all applicable State or Federal laws in maintaining records of ownership of the shares. Company represents that it may properly cause shares of the Fund to be made available for the purposes of this Agreement.

3.       Pricing Information:  Orders

         Company will make shares available to be purchased at net asset value applicable to each order. Fund shares shall be purchased in such quantity and according to the time standards determined herein by Company as may be necessary to meet the requirements of the Accounts. (See Exhibit A attached hereto).

         Fund will provide or cause to be provided closing net asset value, dividend and capital gain information at the close of trading each business day to Company. Orders will be telephoned or faxed by 12:00 Noon EST directly to Company and payment for net purchases will be wired same day to a custodial account designated by Company so as to coincide with the order for Fund shares.

4.       Expenses

         All expenses incident to the performance by Company of services for the Fund under this Agreement shall be paid by Company and/or the Funds, including the costs of registration of the Fund's shares with the Securities and Exchange Commission and in those states where required. Company shall distribute to the Accounts any proxy material, periodic fund reports to shareholders, and other material the Fund may require to be sent to investors. The cost of preparing, printing and distributing this material shall be paid by Company or the Fund.

6.       Administration of Accounts

         Administrative services to the Accounts shall be the responsibility of Company.

7.       Termination

         This Agreement shall terminate as to the sale and issuance of new shares of the Fund:

         a. at the option of Fund or Company upon six months advance written notice to the other;

         b. at the option of Company or the Fund upon the institution of formal proceedings against Fund or Company by the National Association of Securities Dealers, the Securities and Exchange Commission or any other regulatory body;

         c. upon assignment of this Agreement, unless made with the written consent of the parties hereto;

         d. if the Fund's shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund's shares as an investment of the Accounts. Prompt notice shall be given by any party to the others in the event the conditions of this provision occur.

         e.       at the option of the Fund if decided by the Board of Trustees.

8.       Notice

         Each notice required by this Agreement shall be given in writing to:

         If to Fund:

                                                Evergreen Funds
                                                200 Berkeley Street, 26th Floor
                                                Boston, MA 02116
                                                Attention: Michael H. Koonce

         If to Company:

                                                Evergreen Services Company
                                                200 Berkeley Street, 18th Floor
                                                Boston, MA 02116
                                                Attention: Mr. Charles Marquardt

9.       Proxy Voting

         Company will distribute all proxy materials furnished by Fund to the Accounts who will vote Fund shares. Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for Fund.

10.      Indemnification

         a. Fund agrees to indemnify and hold harmless Company and each of its directors, trustees, officers, employees, agents and each person, if any, who controls Company within the meaning of the Securities Act of 1933 (the" Act") against any losses, claims, damages or liabilities to which Company or any such director, trustee, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus, or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Fund will reimburse any legal or other expenses reasonably incurred by Company or any such director, trustee, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claims, damage, liability or action; provided, however, that Fund will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished by Company specifically for use therein, or arises out of or is based upon or is a result of conduct, statements or representations of the Company or its agents, with respect to distribution of or communications concerning shares of the Fund. This indemnity agreement will be in addition to any liability which Fund may otherwise have.

         b. Company agrees to indemnify and hold harmless Fund and each of its directors, trustees, officers, employees, agents and each person, if any, who controls Fund within the meaning of the Act against any losses, claims, damages or liabilities to which Fund or any such director, trustee, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus, or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Company will reimburse any legal or other expenses reasonably incurred by Fund or any such director, trustee, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claims, damage, liability or action; provided, however, that Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished by Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Company may otherwise have.

         c. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this paragraph, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified part under this paragraph for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of this 15th day of December, 2000.

                               EVERGREEN SELECT MONEY MARKET TRUST, ON BEHALF OF SNAP FUND

                               By: ________________________________________
                                   /s/ Catherine E. Foley
                                       Assistant Secretary

                               EVERGREEN SERVICE COMPANY

                               By: ________________________________________
                                   /s/ Ann Marie Becker
                                       President

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                                    Exhibit A

             Provisions relating to the Sub-Transfer Agent Agreement

The Company shall use its best efforts to perform the following services and/or operating procedures, all in accordance with the terms of this Agreement.

1. Make shares available in the Fund to be purchased at net asset value for each order with no sales charges.

2. No transaction and/or wire fees will be applicable to purchases or redemptions in mutual fund shares of the Fund.

3. The Fund agrees to provide a schedule of anticipated dividend and distribution payment dates for the Fund.

4. The Fund and Company agree that all purchase and redemption wires exchanged between the parties will take place on Trade Date and all trades placed by 12:00 Noon EST with the Fund will be permitted.

5. Company will provide Fund with advance notice on a best efforts basis of large trades (in and out).